Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS AMENDMENT TO CREDIT AGREEMENT (this "Amendment") dated August 31, 2022, is entered into by and between LAIRD SUPERFOOD, INC., a Delaware corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated September 2, 2021, as amended from time to time ("Credit Agreement").

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1. Section 1.1. (a) is hereby amended (a) by deleting "August 31, 2022" as the last day on which Bank will make advances under the Line of Credit, and by substituting for said date "August 31, 2023," and (b) by deleting "Nine Million Five Hundred Thousand Dollars ($9,500,000.00)" as the maximum principal amount available under the Line of Credit, and by substituting for said amount "Five Million Dollars ($5,000,000.00)." Any promissory note delivered in connection with this Amendment shall replace and be deemed the Line of Credit Note defined in and made pursuant to the Credit Agreement.

2. Section 4.3. (d) and 4.3. (e) are hereby renumbered as Section 4.3. (e) and 4.3. (f).

3. The following is hereby added to the Credit Agreement as Section 4.3. (d):

“(d) contemporaneously with each quarterly financial statement of Borrower required hereby, a certificate of the president or chief financial officer, a general partner or a member of Borrower, as applicable, that said financial statements are accurate, that Borrower is in compliance with all financial covenants in this Agreement (as evidenced by detailed calculations attached to such certificate), and that there exists no Event of Default nor any condition, act or event which with the giving of notice or the passage of time or both would constitute an Event of Default; and”

4. The following is hereby added to the Credit Agreement as Section 4.10.:

“SECTION 4.10. BORROWER Liquidity. Maintain Unencumbered Liquid Assets with an aggregate fair market value not less than Ten Million Dollars ($10,000,000.00), determined as of each fiscal quarter end. As used herein, “Unencumbered Liquid Assets” shall mean cash, cash equivalents and/or publicly traded/quoted marketable securities acceptable to Bank in its sole discretion, free of any non-Bank lien or other encumbrance. Retirement account assets held in a fiduciary capacity by Borrower shall not qualify as Unencumbered Liquid Assets.”

5. The effective date of this Amendment shall be the date that all of the following conditions set forth in this Section have been satisfied, as determined by Bank and evidenced by Bank’s system of record. Notwithstanding the occurrence of the effective date of this Amendment, Bank shall not be obligated to extend credit under this Amendment or any other Loan Document until all conditions to each extension of credit set forth in the Credit Agreement have been fulfilled to Bank's satisfaction.

(a) Approval of Bank Counsel. All legal matters incidental to the effectiveness of this Amendment shall be satisfactory to Bank's counsel.

(b) Documentation. Bank shall have received, in form and substance satisfactory to Bank, each of the following, duly executed by all parties:

(i)
This Amendment and each promissory note or other instrument or document required hereby.
(ii)
Corporate Resolution and Certificate of Incumbency: Borrower.
(iii)
Statement of Purpose.
(iv)
Such other documents as Bank may require under any other Section of this Amendment.

(c) Regulatory and Compliance Requirements. All regulatory and compliance requirements, standards and processes shall be completed to the satisfaction of Bank.

(d) Change fee. Immediately upon signing this Amendment Borrower shall pay to Bank a non-refundable fee of $6,250.00.

6. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

7. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment and as of the date of Borrower’s execution of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

8. Borrower hereby covenants that Borrower shall provide to Bank from time to time such other information as Bank may request for the purpose of enabling Bank to fulfill its regulatory and compliance requirements, standards and processes. Borrower hereby represents and warrants to Bank that all information provided from time to time by Borrower or any Third Party Obligor to Bank for the purpose of enabling Bank to fulfill its regulatory and compliance requirements, standards and processes was complete and correct at the time such information was provided and, except as specifically identified to Bank in a subsequent writing, remains complete and correct today, and shall be complete and correct at each time Borrower is required to reaffirm the representations and warranties set forth in the Credit Agreement.

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY BANK CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY BANK TO BE ENFORCEABLE.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Amendment to be effective as of the effective date set forth herein.

WELLS FARGO BANK,

LAIRD SUPERFOOD, INC. NATIONAL ASSOCIATION

By: _____________________ By: ______________________

JASON VIETH, JEDIDIAH WOMACK,

PRESIDENT AND CEO VICE PRESIDENT

By: _____________________

ANYA HAMILL,

CFO